Exhibit 5.1

[Letterhead of Dorsey & Whitney LLP]

September 27, 2021

General Mills, Inc.

Number One General Mills Boulevard

Minneapolis, Minnesota 55426

Re:    Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to General Mills, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale by the Company from time to time of an indeterminate amount of its debt securities (the “Debt Securities”). The Debt Securities will be issued under the Indenture, dated as of February 1, 1996, as amended (as amended and as it may be further amended or supplemented from time to time, the “Indenture”), between the Company and U.S. Bank National Association (formerly known as First Trust of Illinois, National Association), as trustee (the “Trustee”).

We have examined such documents and have reviewed such questions of law as we have considered necessary or appropriate for the purposes of our opinions set forth below. In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements and instruments, that such agreements and instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements and instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates or comparable documents of officers and other representatives of the Company and of public officials.

For purposes of our opinions set forth below, we have also assumed that (i) the Registration Statement and all amendments thereto (including post-effective amendments) will have become effective under the Securities Act and will continue to be so effective, (ii) a prospectus supplement to the prospectus contained in the Registration Statement, describing the Debt Securities offered thereby, will have been prepared and filed with the Commission under the Securities Act, (iii) the Indenture will continue to be qualified under the Trust Indenture Act of 1939, as amended, (iv) all Debt Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement, (v) the organizational documents of the Company, each as amended as of the date hereof, will not have been amended from the date hereof in a manner that would affect the validity of our opinions set forth below, (vi) none of the terms of any Debt Security to be established subsequent to the date hereof, nor the issuance, sale or delivery of such Debt Security, nor the compliance by the Company with the terms of such Debt Security, (a)

General Mills, Inc.

September 27, 2021

will violate (1) any applicable law or (2) the organizational documents of the Company or (b) will result in a violation or breach of (1) any provision of any instrument or agreement then binding upon the Company or any of its assets or (2) any restriction imposed by any court or governmental body having jurisdiction over the Company or any of its assets and (vii) any applicable purchase, underwriting or similar agreement, and any other applicable agreement with respect to any Debt Securities offered or sold, will have been duly authorized and validly executed and delivered by the Company.

Based on the foregoing, we are of the opinion that, with respect to any Debt Securities to be offered by the Company pursuant to the Registration Statement (the “Offered Debt Securities”), when (a) the board of directors of the Company, a duly constituted and empowered committee thereof or any officers of the Company delegated such authority (such board of directors, committee or officers being referred to herein as the “Board”) has taken all necessary corporate action to authorize and approve the terms of the Offered Debt Securities and their issuance and sale in conformity with the Indenture and (b) the Offered Debt Securities have been issued, executed and authenticated by the Trustee in accordance with the terms of the Indenture and delivered in accordance with the applicable purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, then the Offered Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinions set forth above are subject to the following qualifications and exceptions:

(a)

Our opinions are subject to the effect of any applicable bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent transfer, statutes of limitations or other similar laws and judicial decisions affecting or relating to the rights of creditors generally.

(b)

Our opinions are subject to the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, estoppel, election of remedies and other similar doctrines affecting the enforceability of agreements generally (regardless of whether enforcement is considered in a proceeding in equity or at law); in addition, the availability of specific performance, injunctive relief, the appointment of a receiver or other equitable remedies is subject to the discretion of the tribunal before which any proceeding therefor may be brought.

(c)

Our opinions are subject to limitations regarding the availability of indemnification and contribution where such indemnification or contribution may be limited by applicable law or the application of principles of public policy.

(d)

We express no opinion as to the enforceability of (i) provisions that relate to choice of law, forum selection or submission to jurisdiction (including, without limitation, any express or implied waiver of any objection to venue in any court or of any objection that a court is an inconvenient forum), (ii) waivers by the Company of any statutory or constitutional rights or remedies, (iii) terms which excuse any person or entity from liability for, or require the Company to indemnify such person or entity against, such person’s or entity’s negligence or willful misconduct or (iv) obligations to pay any prepayment premium, default interest rate, early termination fee or other form of liquidated damages, if the payment of such premium, interest rate, fee or damages may be construed as unreasonable in relation to actual damages or disproportionate to actual damages suffered as a result of such prepayment, default or termination.

General Mills, Inc.

September 27, 2021

(e)	We draw your attention to the fact that, under certain circumstances, the enforceability of terms to the effect that provisions may not be waived or modified except in writing may be limited.

We note that, as of the date of this opinion, a judgment for money in an action based on a Debt Security denominated in a foreign currency or currency unit in a federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency or currency unit in which a particular Debt Security is denominated into United States dollars will depend upon various factors, including which court renders the judgment. Under Section 27 of the New York Judiciary Law, a state court in the State of New York rendering a judgment on a Debt Security would be required to render that judgment in the foreign currency or currency unit in which the Debt Security is denominated, and the judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.

Our opinions expressed above are limited to the laws of the State of New York and the Delaware General Corporation Law.

We hereby consent to your filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the heading “Validity of Debt Securities” in the prospectus constituting part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Dorsey & Whitney LLP

BRR/CCH